                                                                Exhibit 10.17(b)

                                 AMENDMENT TO
                             EMPLOYMENT AGREEMENT
                                      AND
                      TRANSITION AND CONSULTING AGREEMENT

     This amendment to employment agreement and transition and consulting agreement ("Agreement") is entered into this 16th day of January, 1996 by and between Daniel V. Colangelo ("Colangelo") and Einstein Bros. Bagels, Inc. (the "Company").

                                   RECITALS
                                   --------

     Colangelo is a party to an Employment Agreement with the Company dated March 24, 1995 ("Employment Agreement"), and currently serves as President and Chief Executive Officer of the Company. The parties now mutually desire to have Colangelo transition from a full-time employee of the Company to a part-time consultant to the Company. Therefore, in consideration of the mutual covenants hereinafter set forth the parties hereto agree as follows:

     1.   AMENDMENT TO EMPLOYMENT AGREEMENT: TRANSITION PERIOD.
          ----------------------------------------------------

          (a) Section 3 of the Employment Agreement is hereby deleted in its entirety, and the following Section 3 is hereby inserted in lieu thereof:

                    Term of Employment. Subject to the provisions for
                    ------------------
               termination set forth herein, the term of employment under this Agreement shall commence on March 24, 1995 and shall continue through April 30, 1996 (the "Term").

          (b) During the period commencing on the date hereof through and including April 30, 1996 (the "Transition Period"), Colangelo shall continue to serve as President and Chief Executive Officer of the Company under the terms of the Employment Agreement at the salary in effect on the date hereof. During the Transition Period Colangelo shall, in addition to the duties currently being performed by him, assist the Company in the transition to a new President and Chief Executive Officer.

     2.   CONSULTING AGREEMENT.
          --------------------

          (a) Commencing on May 1, 1996, the Company shall engage Colangelo to render certain consulting services to the Company on a project and as needed basis. Subject to Section 2(d) below, the term of consultation shall be for a period of one year, and shall continue thereafter for successive periods of one year each unless terminated by either party upon written notice given no later than 30 days prior to the anniversary date ("Consulting Term"). Except as provided in Section 2(c) below, such consulting services shall not exceed 40 hours per calendar month. The Company agrees that Colangelo shall not be required, in connection with the performance of his duties hereunder, to maintain a residence in the State of Colorado, and acknowledges that Colangelo is relocating his primary residence to Utah. During the Consulting Term, Colangelo shall use his best efforts to advance the business and welfare of the Company, its subsidiaries and affiliates, and to discharge any other duties assigned to him. He shall not intentionally take any action against the best interests of the Company or of any subsidiary or affiliate of the Company. He shall perform faithfully and competently such duties as may be assigned to him from time to time.

          (b) The Company shall pay or cause to be paid to Colangelo for his services hereunder during the Consulting Term an annual consultation fee of $100,000. Such fee shall be paid to Colangelo in arrears in twenty-six equal installments. In addition, the Company shall reimburse Colangelo for all reasonable business expenses incurred by him in rendering the consulting services hereunder consistent with the Company's travel and entertainment policy then in effect, upon receipt of appropriate supporting documentation.

          (c) In the event the Company requests Colangelo to render consulting services in excess of 40 hours per calendar month during the Consulting Term (although Colangelo shall have no obligation to do so), and Colangelo renders such services, the Company shall pay to Colangelo a consulting fee of $225 per hour for each hour of additional services rendered, and shall reimburse Colangelo for all reasonable business expenses incurred by him in rendering such additional consulting services hereunder consistent with the Company's travel and entertainment policy then in effect, upon receipt of appropriate supporting documentation.

          (d)  (i)  During the Consulting Term, this Agreement:

                    (A) shall terminate automatically, without notice or action on the occurrence of Colangelo's death; and

                    (B) may be terminated by the Company for "cause", which shall be defined as Colangelo's breach of (x) any provision of the Confidentiality Agreement dated March 24, 1995, a copy of which is attached hereto as Exhibit A, (y) Sections 10 or 11 of the Employment Agreement or (z) Sections 5.3, 5.4 or 5.8 of the Agreement to Contribute Shares by and among the Shareholders of Brackman Brothers, Inc., as Transferors, and Progressive Bagel Concepts, Inc., as Transferee, and Brackman Brothers, Inc. dated February 17, 1995 (the "Contribution Agreement").

              (ii) If the Company terminates Colangelo for cause, as that term is defined in Section 2(d)(i)(B), if Colangelo voluntarily terminates this Agreement, or if this Agreement is not renewed as provided in Section 2(a) hereof, the Company shall not be obligated to Colangelo for any fees with respect to any period after the date of such termination and all stock options granted to Colangelo that are not vested on the date of such termination shall terminate and be of no further force and effect. All stock options that are vested on the effective date of such termination (other than the Initial Option Grants (as defined below)) shall continue to be exercisable for a period of one year thereafter.

             (iii) If Colangelo dies during the Consulting Term, or if this Agreement is terminated by the Company for any reason other than for cause, the Company shall pay to Colangelo (or his estate, in the event of death) the entire amount of the consulting fees payable to him during the remainder of the one year Consulting Term in effect on the date of such termination, payable in a lump sum cash payment within 30 days of the effective date of such termination, and all stock options granted to Colangelo (other than the Initial Option Grants) that are vested on the effective date of such termination shall continue to be exercisable for a period of one year thereafter. In addition, if this Agreement is terminated by the Company for any reason other than for cause, then the stock options that would have vested during the applicable one year Consulting Term in which the Agreement is so terminated shall vest immediately upon the effective date of such termination and shall continue to be exercisable for a period of one year thereafter. All remaining unvested stock options shall expire. By way of example, in the event that this Agreement is terminated by the Company for any reason other than for cause on December 15, 1997 (during the second one-year Consulting Term), the stock options that would have vested on January 16, 1998 (20%) shall vest and be exercisable until December 15, 1998. The stock options that would have vested on January 16, 1999 and January 16, 2000 shall expire.

          (e) Colangelo shall be considered an independent contractor for purposes of this Section 2 and shall not be an agent or employee of the Company.

     3.   STOCK OPTIONS.
          -------------

          (a) Effective the date hereof, the options to purchase 113.29 shares of common stock of the Company ("Common Stock"), 75.52 shares of Common Stock and 37.76 shares of Common Stock previously granted to Colangelo under the Company's Amended and Restated 1995 Stock Option Plan ("Plan") on March 24, 1995, May 16, 1995 and July 25, 1995, respectively (collectively, the "Initial Option Grants"), shall be immediately vested and exercisable until the later of
(i) the one year anniversary date of termination of this Agreement for any reason, or (ii) January 16, 1999, and the Company hereby waives its rights to repurchase the shares subject to the Initial Option Grants contained in Section 7 of the Plan.

          (b) During the Transition Period, Colangelo shall receive a stock option grant under the Plan to purchase that number of shares of Common Stock that have an aggregate exercise price of $250,000, such grant to be subject to the terms and conditions of the Plan and of this Agreement.

     4.   RESIGNATION.  Colangelo hereby resigns as President and Chief
          -----------
Executive Officer of the Company effective May 1, 1996.

     5.   MUTUAL RELEASES.
          ---------------

          (a) Colangelo, for himself and his successors, assigns and legal representatives does hereby release and forever discharge the Company, and its employees, agents, officers, directors, shareholders, and affiliated organizations, including Boston Chicken, Inc. ("BCI"), and their respective heirs, successors and assigns (collectively, the "Colangelo Released Parties"), of and from any and all rights, causes of action, claims, suits and demands whatsoever, in law or in equity, whether presently known or unknown, foreseen or unforeseen, to the fullest extent permitted by law, which he has, had or may in the future have, against the Colangelo Released Parties by reason of any matter, cause or thing arising prior to the date hereof (excluding matters, causes or things arising under the Contribution Agreement and under the real property lease by and between Woodman Associates, L.L.C. and the Company for the store located at 9th and 9th in Salt Lake City), and covenants not to bring suit against the Colangelo Released Parties on any such matter.

          (b) The Company, for itself and its successors, assigns and legal representatives does hereby release and forever discharge Colangelo, and his heirs, representatives, successors and assigns (collectively, the "Company Released Parties"), of and from any and all rights, causes of action, claims, suits and demands whatsoever, in law or in equity, whether presently known or unknown, foreseen or unforeseen, to the fullest extent permitted by law, which it has, had or may in the future have, against the Company Released Parties by reason of any matter, cause or thing arising prior to the date hereof (excluding matters, causes or things arising under the Contribution Agreement and under the real property lease by and between Woodman Associates, L.L.C. and the Company for the store located at 9th and 9th in Salt Lake City), and covenants not to bring suit against the Company Released Parties on any such matter.

     6.   OWNERSHIP OF WORK PERMIT. Colangelo agrees that any and all ideas,
          ------------------------
improvements and inventions conceived, created, or first reduced to practice in the performance of work under the Employment Agreement or under this Agreement shall be the sole and exclusive property of the Company. Colangelo further agrees that the Company is and shall be vested with all rights, title and interest, including patent, copyright, trade secret and trademark rights, in his work product under the Employment Agreement and under this Agreement. Colangelo shall execute all papers including patent applications, invention assignments and copyright assignments, and otherwise shall assist the Company at the Company's expense and as reasonably shall be required to perfect in the Company the rights, title and other interests in his work product expressly granted to the Company under this Agreement.

     7.   RETURN OF COMPANY PROPERTY. Colangelo agrees that upon termination of
          --------------------------
this Agreement for any reason he shall keep no Company documents of any kind whatsoever, and agrees to promptly return any such documents after such termination upon the request of the Company.

     8.   SEVERABILITY. Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Agreement.

     9.   DESCRIPTIVE HEADINGS. The descriptive headings used herein are
          --------------------
inserted for convenience only and do not constitute a part of this Agreement.

     10.  GOVERNING LAW. This Agreement and the rights and obligations of the
          -------------
parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Colorado applicable to contracts made and to be performed herein.

     11.  COMPLETE AGREEMENT. This Agreement embodies the complete agreement and
          ------------------
understanding between the parties with respect to the subject matter hereof, and supersedes and preempts any prior understandings, agreement or representations by or between the parties, written or oral, which may have related to the subject matter, except that the Employment Agreement, as amended hereby, shall remain in effect until April 30, 1996, and Sections 10, 11, 12, 13, 14, 15, 16 and 19 of the Employment Agreement shall survive until April 30, 1998.

     12.  COUNTERPARTS.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original.

     13.  AMENDMENT.  The parties hereto may amend, modify and supplement this
          ---------
Agreement in such manner as may be agreed upon by them in writing.

     14.  NOTICES.  Any notice, request, demand or other communication to be
          -------
delivered hereunder shall be in writing and shall be deemed to have been duly given upon the earlier of actual delivery or three business days after being mailed by certified or registered mail, return receipt requested and postage prepaid, addressed to the appropriate party as follows (or to such other address of the receiving party as shall be given to the sending in the manner provided herein for the giving of notices):


               If to the Company:

                    Einstein Bros. Bagels, Inc.
                    1526 Cole Boulevard, Suite 200
                    Golden, Colorado 80401
                    Attention: General Counsel

               If to Colangelo:

                    Daniel V. Colangelo
                    495 Upper Evergreen Drive
                    Park City, Utah 84060

               with a copy to:

                    Ken P. Jones
                    Parsons Davies Kinghorn & Peters
                    185 South State Street, Suite 700
                    Salt Lake City, Utah 84111

     15.  BOARD OF DIRECTORS APPROVAL.  This Agreement and the Company's
          ---------------------------
obligations hereunder shall be subject to the approval of the Company's board of directors and the Stock Option Committee of the Company's board of directors.

     16.  MISCELLANEOUS.  The Company agrees that it shall not be a breach of
          -------------
Section 5.4 of the Contribution Agreement or Section 10 of the Employment Agreement for Colangelo to solicit and hire for his own business purposes Stephen A. Norman and/or James W. Largay so long as such employment does not interfere with such individuals' performance of their services under their respective agreements with the Company.

     In witness whereof, the parties hereto have executed this Agreement as of the date first above written.

                                             EINSTEIN BROS. BAGELS, INC.


                                             By: /s/ JOEL ALAM
                                                 ____________________________

                                             Title: Vice President
                                                    _________________________


                                             /s/ DANIEL V. COLANGELO
                                             ________________________________
                                                   Daniel V. Colangelo

                                   EXHIBIT A

                       PROGRESSIVE BAGEL CONCEPTS, INC.

                   CONFIDENTIALITY AND NON-COMPETE AGREEMENT

     WHEREAS, the undersigned (the "Undersigned") is a current or prospective employee ("Employee"), owner ("Owner") of an interest in, or supplier, agent, researcher, consultant, service provider, or vendor ("Vendor") of, Progressive Bagel Concepts, Inc. ("Company") and/or one or more of its affiliates, subsidiaries, area developers, franchisees, or joint venturers (each a "Related Party");

     WHEREAS, the Undersigned has been or may be given access to certain confidential and proprietary information of Company and/or its Related Parties previously not available to the Undersigned;

     WHEREAS, the Company and/or the Related Party signatory hereto, as the case may be, is only willing to commence or continue its relationship with Undersigned in the event Undersigned enters into this Agreement; and

     WHEREAS, the Company and/or the Related Party signatory hereto has entered into this Agreement with the Undersigned in order to ensure the confidentiality of Proprietary Information in accordance with the terms of this Agreement, to ensure that the Undersigned does not utilize such information to compete with the Company or unfairly disadvantage the Company, and/or to protect the investment made by the Company and/or the Related Party signatory hereto in the training and instruction of its Employees and/or in negotiation with and education of Owners and Vendors, as the case may be.

     NOW, THEREFORE, the Undersigned hereby agrees as follows:

     1.   Recitals. The recitals set forth above are incorporated herein by this
          --------
reference and shall be part of this Agreement.

     2.   Proprietary Information. As used in this Agreement, the term
          -----------------------
"Proprietary Information" shall mean the business concepts, recipes, food preparation methods, equipment, operating techniques, marketing methods, financial information, demographic and trade area information, prospective site locations, market penetration techniques, plans, or schedules, customer profiles, preferences, or statistics, menu breakdowns, itemized costs, franchisee composition, territories, and development plans, and all related trade secrets or confidential or proprietary information treated as such by the Company and/or the Related Party signatory hereto, as the case may be, whether by course of conduct, by letter or report, or by the use of any appropriate proprietary stamp or legend designating such information or item to be confidential or proprietary, by any communication to such effect made prior to or at the time any such Proprietary Information is disclosed to the Undersigned, or otherwise.

     3.   Use and Disclosure of Proprietary Information. The Undersigned shall
          ---------------------------------------------
hold all Proprietary Information in strict confidence, shall use such Proprietary Information only for the benefit of the Company and/or the Related Party and shall disclose such Proprietary Information only to the Undersigned's employees and agents who have a need to know such Proprietary Information in order to assist the Undersigned, provided such employees and agents each have individually entered into this Agreement or a Confidentiality and Non-Compete Agreement substantially identical hereto or are otherwise obligated by a written agreement with the Undersigned to maintain the confidence of the Proprietary Information, which agreement the Undersigned hereby agrees may be directly enforced by Company and/or the Related Party signatory hereto, as the case may be. The Undersigned shall not disclose Proprietary Information to any other person or entity. The obligations hereunder to maintain the confidentiality of Proprietary Information shall not expire.

     4.   Limitations on Obligations. The obligations of the Undersigned
          --------------------------
specified in Section 3 shall not apply to any Proprietary Information which is received from the Company and/or the Related Party signatory hereto, as the case may be, which (a) is disclosed in a printed publication available to the public, or is otherwise in the public domain through no act of the Undersigned or its employees, agents or other person or entity which has received such Proprietary Information from or through the Undersigned, (b) is approved for release by written authorization of an officer of the Company and/or the Related Party signatory hereto, as the case may be, or (c) is required to be disclosed by proper order of a court of applicable jurisdiction after adequate notice to the Company and/or the Related Party signatory hereto, as the case may be, sufficient to permit them to seek a protective order therefor, the imposition of which protective order the Undersigned agrees to approve and support.

     5.   Return of Documents. The Undersigned (and each employee, agent, or
          -------------------
other person or entity which has received such Proprietary Information from or through the Undersigned) shall, upon the request of the Company and/or the Related Party signatory hereto, as the case may be, return all documents and other tangible manifestations of Proprietary Information received from the Company and/or the Related Party signatory hereto, as the case may be, including all copies and reproductions thereof.

     7.   No Waiver. No delays or omissions by the Company and/or the Related
          ---------
Party signatory hereto, as the case may be, in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company and/or the Related Party signatory hereto, as the case may be, on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

     8.   Notices. Any notice, request, information, or other document to be
          -------
given hereunder to any of the parties by any other party shall be in writing and delivered personally, sent by facsimile transmission or registered or certified mail, postage prepaid, or overnight delivery service, as follows:

     If to the Company, addressed to:

          Progressive Bagel Concepts, Inc.
          1526 Cole Boulevard
          Suite 200
          Golden, Colorado 80401
          Attention: General Counsel
          Facsimile: (303) 202-3490

     If to the Related Party signatory hereto, addressed to:

             _____________________________
             _____________________________
             _____________________________
             _____________________________

     If to the Undersigned, addressed to:


                Dan Colangelo                  (Name)
             -----------------------------
                522 Highland Ave               (Address)
             -----------------------------
                Boulder, Colorado 80302        (City, State, Zip)
             -----------------------------
                                               (Attention)
             _____________________________
                 (303) 447-0283                (Phone Number)
             -----------------------------
                                               (Fax Number)
             _____________________________

     Any party hereto may change the place at which notices are to be received by it by the giving notice of such change in the manner set forth above.

     9.   Equitable Relief. Undersigned acknowledges that Company and/or the
          ----------------
Related Party signatory hereto, as the case may be, will be irreparably harmed by any breach hereof, that monetary damages would be inadequate and that Company and/or the Related Party signatory hereto, as the case may be, shall have the right to have an injunction or other equitable remedies imposed in relief of, or to prevent or restrain, such breach. The Undersigned agrees that Company and/or the Related Party signatory hereto, as the case may be, shall also be entitled to any and all other relief available under law or equity for such breach.

     11.  Miscellaneous.
          -------------

          (a) This Agreement shall not be construed to grant to the Undersigned any patents, licenses, or similar rights to Proprietary Information disclosed to the Undersigned hereunder, all of which rights and interests shall be deemed to reside or be vested in the Company.

          (b) This Agreement, does not supersede, but rather is in addition to and cumulative with, all prior agreements, written or oral, between the parties relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged, in whole or in part, except by an agreement in writing signed by the parties.

          (c) This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (e) This Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado.

EXECUTED as of the 29th day of June, 1995.
                   ----        ----     -


PROGRESSIVE BAGEL CONCEPTS, INC.        UNDERSIGNED

                                        /s/ Daniel V. Colangelo
                                        -------------------------------
                                        (Entity Name, if any)


By:    /s/ Paul A. Strasen              By:   _________________________
       ---------------------
Title:    Vice President         Print Name:  /s/ Daniel V. Colangelo
       ---------------------                  -------------------------
                                 Print Title: President
                                              -------------------------

RELATED PARTY

_____________________________
(Name)

By:    _______________________
Title: _______________________

                                FIRST AMENDMENT
                                      TO
                       AMENDMENT TO EMPLOYMENT AGREEMENT
                                      AND
                      TRANSITION AND CONSULTING AGREEMENT


     This first amendment to amendment to employment agreement and transition and consulting agreement is entered into as of this 6th day of March, 1996 by and between Daniel V. Colangelo ("Colangelo") and Einstein Bros. Bagels, Inc. (The "Company").

                                   Recitals
                                   --------

     Colangelo and the Company are parties to an Amendment to Employment Agreement and Transition and Consulting Agreement dated January 16, 1996 (the "Original Agreement"). The parties now mutually desire to amend the Original Agreement to, among other things, provide that the Consulting Term (as defined in the Original Agreement) shall commence on March 7, 1996 and provide for Colangelo's resignation as President and Chief Executive Officer and as a member of the Board of Directors of the Company. Capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement.

                                   Covenants
                                   ---------

     In consideration of the mutual covenants hereinafter set forth the parties hereto agree as follows:

     1.   Amendments.
     --   -----------

          (a) Section 1 of the Original Agreement is hereby amended by deleting the references to "April 30, 1996" in both places in which it appears and inserting in lieu thereof in both places "March 6, 1996".


          (b) Section 2 of the Original Agreement is hereby amended by deleting the reference to "May 1, 1996" in the first sentence thereof and inserting in lieu thereof "March 7, 1996".

          (c) Section 4 of the Original Agreement is hereby amended by deleting the reference to "May 1, 1996" and inserting in lieu thereof "March 6, 1996".

          (d) Section 11 of the Original Agreement is hereby amended by deleting the references to "April 30, 1996" and April 30, 1998" and inserting in lieu thereof "March 6, 1996" and "March 6, 1998", respectively.

     2.   Board Resignation.  Colangelo hereby resigns as a director of the
     --   ------------------
Company effective March 6, 1996, and the Company hereby accepts such resignation.

     3.   Effect Of Amendment. From and after the effective date hereof,
     --   -------------------
references in the Original Agreement and all documents executed in connection therewith to the Original Agreement shall be deemed references to the Original Agreement as amended hereby.


                                                  EINSTEIN BROS. BAGELS, INC.


                                                  By: /s/ Joel Alam
                                                     ________________________

                                                  Title: Vice President
                                                        _____________________

                                                  /s/ Daniel V. Colangelo
                                                  ____________________________
                                                       Daniel V. Colangelo